                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                      MERRILL LYNCH MORTGAGE LENDING, INC.

                                    as Seller

                                       and

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                  as Purchaser

                                   Dated as of

                                December 1, 2006

                                TABLE OF CONTENTS

Section 1.    Definitions...............................................       1
Section 2.    Purchase and Sale of the Mortgage Loans and Related
                 Rights.................................................       4
Section 3.    Mortgage Loan Schedule....................................       5
Section 4.    Mortgage Loan Transfer....................................       5
Section 5.    Examination of Mortgage Files.............................       6
Section 6.    Sale Treatment............................................       9
Section 7.    Representations and Warranties of Seller Concerning the
                 Mortgage Loans.........................................       9
Section 8.    Representations and Warranties Concerning the Seller......      20
Section 9.    Representations and Warranties Concerning the Purchaser...      21
Section 10.   Conditions to Closing.....................................      22
Section 11.   Fees and Expenses.........................................      24
Section 12.   Accountants' Letters......................................      25
Section 13.   Indemnification...........................................      25
Section 14.   Notices...................................................      27
Section 15.   Transfer of Mortgage Loans................................      27
Section 16.   Termination...............................................      27
Section 17.   Representations, Warranties and Agreements to Survive
                 Delivery...............................................      28
Section 18.   Mandatory Delivery; Grant of Security Interest............      28
Section 19.   Severability..............................................      29
Section 20.   Counterparts..............................................      29
Section 21.   Amendment.................................................      29
Section 22.   GOVERNING LAW.............................................      29
Section 23.   Further Assurances........................................      29
Section 24.   Successors and Assigns....................................      29
Section 25.   The Seller................................................      30
Section 26.   Entire Agreement..........................................      30
Section 27.   No Partnership............................................      30

EXHIBIT 1     MORTGAGE LOAN SCHEDULE INFORMATION........................   E-1-1
EXHIBIT 2     SELLER'S INFORMATION......................................   E-2-1
EXHIBIT 3     PURCHASER'S INFORMATION...................................   E-3-1
EXHIBIT 4     CONTENTS OF EACH MORTGAGE FILE............................   E-4-1
EXHIBIT 5     APPENDIX E -- Standard & Poor's Predatory Lending
                 Categories.............................................   E-5-1
Schedule A    MORTGAGE LOAN SCHEDULE....................................     A-1
Schedule B    REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES...........     B-1

                        MORTGAGE LOAN PURCHASE AGREEMENT

     MORTGAGE LOAN PURCHASE AGREEMENT, dated as of December 1, 2006 (the "Agreement"), by and between MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation having an office at 250 Vesey Street, 4 World Financial Center, New York, New York 10080 (the "Seller"), and MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation having an office at 250 Vesey Street, 4 World Financial Center, New York, New York 10080 (the "Purchaser").

     Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain first lien, fixed-and adjustable-rate mortgage loans secured by one- to four-family residences, townhouses, individual condominiums, co-op units and units in planned unit developments (collectively, the "Mortgage Loans") as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund" or the "Issuing Entity") and create Mortgage Asset-Backed Certificates, Series 2006-FF1 (the "Certificates"), under a pooling and servicing agreement, to be dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Purchaser, as depositor, LaSalle Bank, National Association, as trustee (the "Trustee") and National City Home Loan Services, Inc. (the "Servicer").

     The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-130545) relating to its Mortgage Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement, dated December 21, 2006 to the Prospectus, dated September 8, 2006, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") have entered into a terms agreement dated as of December 20, 2006 to an underwriting agreement dated February 28, 2003, between the Purchaser and Merrill Lynch (together, the "Underwriting Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1. Definitions.

     Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

     Accepted Servicing Practices: With respect to any Mortgage Loan, the Servicer's normal mortgage servicing practices (including collection procedures) which, as of a particular date, will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

     Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

     Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan either by a Qualified Appraiser or pursuant to the Automated Valuation Model as set forth in the Originator's Underwriting Guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan either by a Qualified Appraiser or pursuant to the Automated Valuation Model as set forth in the Originator's Underwriting Guidelines.

     Automated Value Model: A statistical mood or algorithm that estimates the market value of the subject property as of a particular date.

     Balloon Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.

     Closing Date: December 27, 2006.

     Cut-off Date Balance: $2,375,911,775.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Due Date: With respect to each Mortgage Loan, the first day in each month.

     Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

     FNMA: Fannie Mae or any successor thereto.

     Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

     Merrill Lynch: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

     Moody's: Moody's Investors Service, Inc., or its successors in interest.

     Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

     Mortgage File: The items set out on Exhibit 4 hereto pertaining to a particular Mortgage Loan.

     Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

     Mortgage Loan Schedule: The schedule of Mortgage Loans to be annexed hereto as Schedule A on the Closing Date setting forth the information contained on
Exhibit 1 hereto.

     Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

     Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest or leasehold interest in a single parcel of real property improved by a Residential Dwelling.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Offered Certificates: Shall mean the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates, the Class R Certificates, the Class M-1 Certificates, Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates issued pursuant to the Pooling and Servicing Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.

     Origination Date: The date on which a Mortgage Loan funded.

     Originator: First Franklin Financial Corporation, a Delaware corporation.

     Originator's Underwriting Guidelines: The underwriting guidelines in effect as of the applicable Origination Date, used by the Originator or National City Bank's First Franklin Division in originating and/or acquiring Mortgage Loans, including the restrictions applicable thereto, as amended from time to time, and which have been provided or made available to the Purchaser.

     Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Prepayment Charge: With respect to any Mortgage Loan, the premiums, fees, or charges, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

     Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Interest Rate through and including the last day of the month of purchase and (iii) any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive-lending law.

     Qualified Appraiser: A state licensed or certified appraiser, duly appointed by the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder with respect to appraisals (as in effect on the date the appraisal was made).

     Rating Agencies: S&P and Moody's, each a "Rating Agency."

     Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project which meets the eligibility requirements of the Originator's Underwriting Guidelines, or (iv) a detached one-family dwelling in a planned unit development, none of which is a cooperative, mobile or manufactured home.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors in interest.

     Securities Act: The Securities Act of 1933, as amended.

Section 2. Purchase and Sale of the Mortgage Loans and Related Rights.

          (a) Upon satisfaction of the conditions set forth in Section 10 hereof, the Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate Cut-off Date Balance of $2,375,911,775.

          (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

          (c) Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, in consideration of the purchase of the Mortgage Loans, the Purchaser shall (i) pay to the Seller an amount equal to the net sale proceeds of the Offered Certificates plus accrued interest in immediately available funds by wire transfer to such account or accounts as shall be designated by the Seller and (ii) deliver to the Seller the Class P and Class C Certificates.

Section 3. Mortgage Loan Schedule.

     The Seller agrees to provide to the Purchaser as of the Closing Date a listing of the Mortgage Loans (the "Mortgage Loan Schedule") setting forth the information listed on Exhibit 1 to this Agreement with respect to each of the Mortgage Loans being sold by the Seller. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to this Agreement on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Seller and the Purchaser.

Section 4. Mortgage Loan Transfer.

     The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof other than scheduled principal and interest received after the Cut-off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof other than scheduled principal and interest on the Mortgage Loans received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

     Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date the following documents or instruments with respect to each Mortgage Loan (the "Mortgage Loan Documents":

     (A) The original Mortgage Note endorsed in blank or, "Pay to the order of LaSalle Bank National Association, as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-FF1, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator of the Mortgage Loan to [____________________].

     (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

     (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "LaSalle Bank National Association, as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-FF1."

     (D) The original or a certified copy of the policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

     (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon (if necessary to show the complete chain of title from the originator of the Mortgage Loan to the mortgagee of record as of the Closing
Date) or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

     (F) Originals of all assumption and modification agreements, if any.

     (G) If in connection with any Mortgage Loan, the Purchaser cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Purchaser shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Purchaser shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Purchaser shall make or cause to be made such endorsement.

     The Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to LaSalle Bank, National Association, as Trustee for the Certificateholders, on the date hereof.

Section 5. Examination of Mortgage Files.

          (a) On or before the Closing Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, Merrill Lynch and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Merrill Lynch and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Merrill Lynch and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Merrill Lynch and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

          (b) Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Purchaser will cause the Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Purchaser and the Trustee within 45 Business Days of the Closing Date.

          (c) The Trustee agrees, for the benefit of the Purchaser and the Certificateholders to review each Mortgage File delivered to it within sixty
(60) days after the Closing Date. The Trustee will ascertain and to certify, within seventy (70) days of the Closing Date, to the Purchaser and the Servicer that all documents required by Section 4 (A)-(B), (C) (if applicable), and
(D)-(E), and the documents if actually received by it, under Section 4 (F), have been executed and received, and that such documents relate to the Mortgage Loans that have been conveyed to it. It is herein acknowledged that, in conducting such review, the Trustee shall not be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the Servicer, the Seller and the Purchaser. In addition, the Trustee shall also notify the Servicer, the Seller and the Purchaser if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Purchaser shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Purchaser shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of
Section 5(c), within ninety (90) days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Issuing Entity within ninety (90) days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan.

     The Purchase Price for any Mortgage Loan purchased pursuant to this Section 5(c) shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Trustee, the Trustee, upon receipt of a Request for Release and certification of the Servicer of such required deposit, shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Seller and necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Purchaser and the Trustee on behalf of Certificateholders.

     The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor except as required for the performance of this Agreement and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation,
(B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Purchaser.

     Within seventy (70) days of the Closing Date, the Trustee shall deliver to the Purchaser and the Servicer the Trustee's Certification, substantially in the form of Exhibit D to the Pooling and Servicing Agreement, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

Section 6. Sale Treatment.

          (a) [Reserved.]

          (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Section 7. Representations and Warranties of Seller Concerning the Mortgage
Loans.

     The Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

          (1) There are no defaults in complying with the terms of the Mortgage as they relate to the holder thereof, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if escrows are required, for which customary arrangements for repayment thereof have not been made, and other than in connection with a modification or work-out agreement contained in the Mortgage File, no escrow deficits or payments of other charges or payments have been capitalized under the Mortgage or the applicable Mortgage Note;

          (2) The Seller has not, and to the Seller's knowledge, neither the Servicer nor any prior holder of any Mortgage Loan has waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded or is in the process of being recorded, if necessary to protect the validity and first priority lien of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

          (3) The Mortgage Note and the Mortgage are not subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable (subject to bankruptcy, insolvency, moratorium, reorganization and similar laws or by equitable principles affecting the enforceability of the rights of creditors, including those respecting the availability of specific performance), in whole or in part, and to the Seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (4) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer in accordance with Originator's Underwriting Guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns as mortgagee and all premiums thereon have been paid or escrowed funds have been established in an amount sufficient to pay the premium. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the Originator's Underwriting Guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (5) Any and all requirements of any applicable federal, state or local law including, without limitation, laws governing prepayment penalties, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing and disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such applicable laws;

          (6) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

          (7) The related Mortgage is properly recorded and is a valid, existing and enforceable first lien and first priority security interest with respect to each Mortgage Loan on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the Origination Date being acceptable to mortgage lending institutions generally and referred to in the lender's title insurance policy delivered to the Originator and which do not adversely affect the Appraised Value of the Mortgaged Property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest with respect to each Mortgage Loan and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, except as otherwise set forth in the Mortgage Loan Schedule;

          (8) Each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligations of the maker thereof, enforceable in accordance with their terms subject to bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization and similar laws on or hereafter in effect of general application affecting creditors' rights generally and subject to the application of the general principles of equity, including those respecting the availability of specific performance (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (9) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person, the identity of such natural person was verified to the extent required by the Originator's Underwriting Guidelines and, to the Seller's knowledge, such Mortgagor is not in violation of any laws regarding identity theft;

          (10) All Persons that have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee (other than with respect to a Federal Home Loan Bank pledgee) or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations, national banks or national bank operating subsidiaries or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state under laws applicable to such Person. All parties which have had any interest in the Mortgage Loan (other than with respect to a Federal Home Loan Bank pledgee) were in compliance with any and all "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located applicable to such Person or were not required under the laws applicable to such Person to be licensed in such state;

          (11) The Mortgage Loan is covered by an ALTA lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) or equivalent form of policy of insurance acceptable to lenders who originate or originated mortgage loans similar to the Mortgage Loans as of the related Origination Date of the Mortgage Loan and issued by a title insurer acceptable to prudent mortgage lenders and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in 10(a) and (b) the Seller or the Originator and their successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. The Seller or the Originator is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (12) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note (except for necessary escrows established as a result of forced placement in accordance with Accepted Servicing Practices and modifications permitted by Accepted Servicing Practices) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived;

          (13) To the Seller's knowledge, there are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy with respect to the Mortgage Loan;

          (14) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and to the Seller's knowledge, no improvements on adjoining properties encroach upon the Mortgaged Property;

          (15) The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan other than a Mortgage Loan with an interest only payment period, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Loan, are based on a twenty (20) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule;

          (16) The origination practices used by the Originator and the collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry for mortgage loans similar to the Mortgage Loans. The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note.;

          (17) The Mortgaged Property is free of damage and waste and there is no proceeding pending or to the Seller's knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

          (18) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property is not subject to any bankruptcy proceeding (or with respect to each Mortgage Loan for which the proceeds were used to pay off a bankruptcy of the borrower, the related Mortgaged Property is no longer subject to any bankruptcy proceeding) or foreclosure proceeding, nor are any such proceedings pending and the Mortgagor has not filed for protection under applicable bankruptcy laws;

          (19) The Mortgage Loan was underwritten in accordance with the Originator's Underwriting Guidelines; and the Mortgage Note and Mortgage (exclusive of any riders or addenda) are on forms acceptable to FNMA or FHLMC and the riders and addenda are on forms customary for use in the secondary market with respect to mortgage loans similar to the Mortgage Loans;

          (20) The related Mortgage File contains an appraisal of the Mortgaged Property signed by a Qualified Appraiser or evidence of an Appraised Value. Any written appraisal performed by a Qualified Appraiser is in a form permitted by the Originator's Underwriting Guidelines;

          (21) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (22) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Servicer, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (23) To the Seller's knowledge, there are no circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

          (24) To the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law; as of the Origination Date, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. To the Seller's knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation;

          (25) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than any intervening transfer to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Mortgagor. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (26) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Mortgage Loan by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable for use in the secondary market with respect to mortgage loans similar to the Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (27) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller, the Servicer nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

          (28) No selection procedures were used by the Seller to select those mortgage loans originally offered for sale by the Seller to the Purchaser (including the Mortgage Loans) that identified such mortgage loans as being less desirable or valuable than comparable mortgage loans otherwise being offered for sale by the Seller;

          (29) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code (as determined without regard to Treas. Reg. Section 1.860G-2(a)(3) or any similar rule that treats a defective obligation as a qualified mortgage for a temporary period);

          (30) No Mortgage Loan provides for interest other than at either (i) a single fixed rate in effect throughout the term of the Mortgage Loan or (ii) a "variable rate" (within the meaning of Treas. Reg. Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

          (31) The Seller would not, based on the delinquency status of the Mortgage Loans, institute foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment for such Mortgage Loan;

          (32) No Mortgage Loan is in foreclosure;

          (33) The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected and such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and applicable law;

          (34) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder at the option of the mortgagee and such provision is enforceable (unless the transfer is permitted by applicable federal law without the consent of the mortgagee thereunder);

          (35) No predatory or deceptive lending practices, as defined by applicable federal, state or local law applicable to the originator of the Mortgage Loan in effect on the Origination Date of the Mortgage Loan, including but not limited to, the extension of credit to the mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to the mortgagor which has no apparent benefit to the mortgagor, were employed by the originator of the Mortgage Loan, or any affiliate of the originator of the Mortgage Loan, in connection with the origination of the Mortgage Loan;

          (36) To the extent in effect on the Origination Date of the Mortgage Loan, no Mortgage Loan is a "High-Cost Home Loan" as defined in New York Banking Law 6-1; no Mortgage Loan is a "High-Cost Home Loan" as defined in the Arkansas Home Loan Protection

Act effective July 16, 2003 (Act 1340 of 2003); no Mortgage Loan is a "High-Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); no Mortgage Loan is a "home loan" as defined by Nevada Revised Statute Section 598D.040; no Mortgage Loan is a "high-rate, high-fee mortgage" as defined by Maine Revised Statute, Title 9-A,
Section 8-103; no Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. Sectons 58-21A-1 et seq.); no Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); no Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C); no Mortgage Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

          (37) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

          (38) The related Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator;

          (39) The methodology used in underwriting the extension of credit for the Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the Origination Date the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

          (40) With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge prior to maturity: (i) the Mortgage Loan's originator has a written policy that provides that all its mortgage loans are available with or without Prepayment Charges, (ii) prior to the Mortgage Loan's origination, the Mortgage Loan originator's rate sheets relating to the Mortgage Loan priced the Mortgage Loan with or without Prepayment Charges, and thereby provided a means for the borrower to agree to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (iii) to the Seller's knowledge, prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a Prepayment Charge, (iv) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

          (41) The related Mortgagor was not required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from the Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

          (42) All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. From and after November 1, 2004, no Mortgage Loan included financed "points and fees" as defined and described in the Originator's Underwriting Guidelines in effect as of the Origination Date of the Mortgage Loan in an amount greater than five 5%, calculated in accordance with Originator's Underwriting Guidelines in effect on the Origination Date of such Mortgage Loan;

          (43) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of the Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

          (44) As of the Origination Date, no Mortgage Loan was, or currently is, covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), no Mortgage Loan is subject to the requirements of HOEPA, no refinance or purchase money Mortgage Loan has an "annual percentage rate" or "total points and fees" payable by the borrower (as each such term is defined under HOEPA) that equal or exceed the thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)) and no Mortgage Loan is in violation of any comparable state or local law;

          (45) No Mortgage Loan originated (or modified) on or after October 1, 2002 and before March 7, 2003 is secured by property located in the State of Georgia. No Mortgage Loan originated on or after March 7, 2003 is a "High-Cost Home Loan" as defined under the Georgia Fair Lending Act;

          (46) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA, and no Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny, additional legal liability for residential mortgage loans having high interest rates, points and/or fees or providing for liability to the purchaser or assignee of such Mortgage Loan);

          (47) No Mortgage Loan requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

          (48) Each Mortgage Loan and related Prepayment Charge at the time it was made complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, predatory, abusive and fair lending laws, truth-in-lending and disclosure laws, and the consummation of the transactions completed hereby will not involve the violation of any such laws;

          (49) No Mortgage Loan is a "High Cost Loan" or "Covered Loan", as applicable (as such terms are defined in the then-current Standard & Poor's LEVELS(R) Glossary, which is set out as Exhibit 5 hereto);

          (50) With respect to each Mortgage Loan, the FICO score provided is not a NextGen FICO score; and

          (51) No litigation is pending or, to the Seller's knowledge, threatened with respect to the Mortgage Loan or Mortgaged Property.

     Upon discovery by any of the Purchaser, the Servicer or the Trustee (or its custodian) of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within ninety (90) days of the discovery of such breach of any representation or warranty, the Seller shall either (a) cure such breach in all material respects,
(b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Seller, the Trustee's rights shall be enforced under this Agreement for the benefit of Certificateholders. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i) of the Pooling and Servicing Agreement. If the Seller substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in this Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of
Exhibit I to the Pooling and Servicing Agreement and shall not be effected unless it is within two years of the Startup Day. With respect to the representations and warranties described in this Section that are made to the best of the Seller's knowledge, if it is discovered by any of the Purchaser, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     The Seller indemnifies and holds the Issuing Entity, the Trustee (or its custodian, as applicable), the Purchaser, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee (or its custodian, as applicable), the Purchaser, the Servicer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 7, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for in the Pooling and Servicing Agreement, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any REMIC created in the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

     With respect to any Mortgage Loan repurchased by the Seller hereunder, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section 3.05 of the Pooling and Servicing Agreement. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee shall release and reassign to the Seller the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Purchaser or the Seller, and the Trustee (and its custodian) shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Section 7 in exchange for a Deleted Mortgage Loan: (i) the Seller must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 4; and (ii) the Purchaser will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Purchaser that all documents required by Section 4(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

     For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Monthly Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Seller to the Trustee for deposit into the Certificate Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Section 7 shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established pursuant to the Pooling and Servicing Agreement as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Purchaser shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, including all applicable representations and warranties thereof included herein as of the date of substitution.

     It is understood and agreed that the representations, warranties and indemnification set forth in this Section 7 of the Seller hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

Section 8. Representations and Warranties Concerning the Seller.

     As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

          (a) the Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the charter or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

          (e) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (g) the Seller's Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 9. Representations and Warranties Concerning the Purchaser.

     As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

          (a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (g) the Purchaser's Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 10. Conditions to Closing.

          (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (i) Each of the obligations of the Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Seller.

          (ii) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

               (A) [Reserved];

               (B) If required pursuant to Section 3 hereof, the Mortgage Loan Schedule containing the information set forth on Exhibit 1 hereto;

               (C) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

               (D) A certificate of an officer of the Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Seller's authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Seller;

               (E) One or more opinions of counsel from the Seller's counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

               (F) A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule B the rating set forth on Schedule B; and

               (G) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

          (iii) The Certificates to be sold to Merrill Lynch pursuant to the Underwriting Agreement shall have been issued and sold to Merrill Lynch.

          (iv) The Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

          (b) The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (i) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

          (ii) The Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

               (A) [Reserved];

               (B) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Seller, and all documents required thereby duly executed by all signatories;

               (C) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser's articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

               (D) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Seller; and

               (E) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

Section 11. Fees and Expenses.

     Subject to Section 16 hereof, the Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Seller's attorneys and the reasonable fees and expenses of the Purchaser's attorneys, (ii) the fees and expenses of Deloitte & Touche LLP,
(iii) the filing fee charged by the Commission for the registration of the Certificates, (iv) the fees and expenses including counsel's fees and expenses in connection with any "blue sky" and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee,
(vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) [Reserved], and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Merrill Lynch in connection with the sale of the Offered Certificates. The Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

Section 12. Accountants' Letters

     Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions "Summary--The Mortgage Loans," "The Mortgage Pool" and "Annex II--The Mortgage Pool." The Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption "Yield, Prepayment and Maturity Considerations" in the Prospectus Supplement.

Section 13. Indemnification.

          (a) The Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Seller's Information as identified in Exhibit 2, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Seller and in which additional Seller's Information is identified), in reliance upon and in conformity with Seller's Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Seller in
Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, or
(iii) any failure by the Seller to perform its obligations under this Agreement; and the Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

          (b) The Seller shall indemnify and hold harmless the Purchaser, the Trust Fund and the Trustee against any documented out-of-pocket losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that results from, a material breach of the representations and warranties set forth in Section 7 of this Agreement; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses. The Seller shall indemnify and hold harmless the Purchaser, the Trust Fund and the Trustee against any losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party in connection with the Georgia Fair Lending Act; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses.

     The foregoing indemnity agreement is in addition to any liability which the Seller otherwise may have to the Purchaser or any other such indemnified party.

          (c) The Purchaser shall indemnify and hold harmless the Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser's Information as identified in
Exhibit 3, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser's Information is identified), in reliance upon and in conformity with the Purchaser's Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Seller, or any other such indemnified party,

          (d) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          (e) If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

          (f) The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

Section 14. Notices.

     All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to Merrill Lynch Mortgage Lending Inc., 4 World Financial Center, New York, New York 10281 (Telecopy: 212-449-6710), and notices to the Purchaser shall be directed to Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, New York, New York 10281 (Telecopy:
212-449-6710), or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 15. Transfer of Mortgage Loans.

     The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Seller shall be the purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

Section 16. Termination.

     This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser's obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Seller, if the conditions to the Seller's obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause
(a), each party shall be responsible for its own expenses.

Section 17. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

Section 18. Mandatory Delivery; Grant of Security Interest.

     The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 2 hereof. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

     Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 10 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the purchase price as described in Section 2(c) hereof, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the purchase price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 18 shall be deemed to have been released.

Section 19. Severability.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 20. Counterparts.

     This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 21. Amendment.

     This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 22. GOVERNING LAW.

     THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN

ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

Section 23. Further Assurances.

     Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 24. Successors and Assigns.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Merrill Lynch, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Seller's representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), any person resulting from a change in form of the Seller or any person succeeding to the business of the Seller, shall be considered the "successor" of the Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 25. The Seller.

     The Seller will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

Section 26. Entire Agreement.

     This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 27. No Partnership.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                        MERRILL LYNCH MORTGAGE LENDING, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory

                                   EXHIBIT 1

                       MORTGAGE LOAN SCHEDULE INFORMATION

     The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

     (1)  the Seller's Mortgage Loan identifying number;

     (2)  the Mortgagor's first and last name;

     (3) the street address of the Mortgaged Property including the state and zip code;

     (4)  a code indicating whether the Mortgaged Property is owner-occupied;

     (5)  the type of Residential Dwelling constituting the Mortgaged Property;

     (6) the original months to maturity, calculated (i) in the case of a modified loan, the number of months between the date on which the first Monthly Payment was due per the modification agreement on such Mortgage Loan and the stated maturity date per the modification agreement, and (ii) in the case of a non-modified loan, the number of months between the date on which the first Monthly Payment was due on such Mortgage Loan and the stated maturity date;

     (7) the original date of the Mortgage Loan, and if the loan has been modified, the modification date of the Mortgage Loan, and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

     (8) the Loan-to-Value Ratio at origination, except with respect to a modified loan, for which such calculation shall be performed using the appraisal obtained at the time of the modification and without regards to sales price;

     (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date;

     (10) the date on which the first Monthly Payment was due on the Mortgage Loan, except with respect to a modified loan, the date on which the first Monthly Payment was due on the loan per the modification agreement;

     (11) the stated maturity date, except with respect to a modified loan, the date on which the stated maturity date on the loan per the modification agreement;

     (12) the amount of the Monthly Payment at origination, except with respect to a modified loan, the amount of the initial Monthly Payment per the modification agreement;

     (13) the amount of the Monthly Payment as of the Cut-off Date;


                                     E-1-1

     (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

     (15) the original principal amount of the Mortgage Loan, except with respect to a modified loan, the principal amount stated on the modification agreement as then due;

     (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

     (17) with respect to each Adjustable Rate Mortgage Loan, the first Mortgage Interest Rate Adjustment Date and the number of months between each Adjustment Date thereafter, except with respect to a modified loan that is an Adjustable Rate Mortgage Loan, the first Mortgage Interest Rate Adjustment Date per the modification agreement;

     (18) with respect to each Adjustable Rate Mortgage Loan, the number of days prior to the origination date and each Adjustment Date thereafter, whereby the Index is determined;

     (19) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin, except with respect to a modified loan, the Gross Margin stated on the modification agreement;

     (20) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap, except with respect to a modified loan, the Periodic Rate Cap stated on the modification agreement;

     (21) with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap, except with respect to a modified loan, the Initial Rate Cap stated on the modification agreement;

     (22) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

     (23) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note, except with respect to a modified loan, the Maximum Mortgage Interest Rate stated on the modification agreement;

     (24) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note, except with respect to a modified loan, the Minimum Mortgage Interest Rate stated on the modification agreement;

     (25) the Mortgage Interest Rate at origination, except with respect to a modified loan, for which the initial Mortgage Interest Rate per the modification agreement shall be provided;


                                     E-1-2

     (26) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

     (27) with respect to each Adjustable Rate Mortgage Loan, the Index and the number of decimal places to which the Index is rounded;

     (28) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan, where for modified loans, the code reflects the whether the modified loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

     (29) a code indicating the documentation style (i.e., full, alternative or reduced);

     (30) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy;

     (31) a code indicating whether the Mortgage Loan is a Buydown Mortgage
          Loan;

     (32) a code indicating the product type of the Mortgage Loan;

     (33) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge, the amount of such Prepayment Charge to be provided on a prepayment penalty matrix attached to such Mortgage Loan Schedule;

     (34) the Appraised Value of the Mortgaged Property, and if such loan is a modified loan, the Appraised Value;

     (35) the sale price of the Mortgaged Property, if applicable;

     (36) a code indicating whether the Mortgaged Property is subject to a First Lien or a Second Lien;

     (37) the Credit Score of the Mortgagor;

     (38) the Mortgagor's debt to income ratio;

     (39) with respect to each Adjustable Rate Mortgage Loan, to the extent that such Mortgage Loan is an interest only loan, the number of months/years whereby the scheduled payment payable by a Mortgagor under the related Mortgage Note on each Due Date includes only interest payments;

     (40) points and fees at origination, described in the aggregate;

     (41) a code indicating whether the borrower is self-employed;

     (42) the Mortgagor's monthly income;

     (43) the number of months from disposition of bankruptcy (use "999" to indicate no bankruptcy);


                                       E-1-3

     (44) the number of months from disposition of foreclosure (use "999" to indicate no foreclosure);

     (45) a payment string relating to payment history for the past 12 months of the current mortgage loan performance;

     (46) the Combined Loan-to-Value Ratio (including all senior and junior mortgage loans), using the appraisal obtained at the time of modification in relation to modified loans;

     (47) the original balance on any mortgage loan senior in priority to the Mortgage Loan;

     (48) the Mortgagor's social security number;

     (49) the type of appraisal performed on the Mortgaged Property;

     (50) a code indicating whether the Mortgage Note permits negative amortization;

     (51) a code indicating whether the Mortgage Note permits deferred interest;

     (52) a code indicating whether the Mortgage is a graduated payment mortgage loan;

     (53) a code indicating whether the Mortgage Loan is a reverse-mortgage loan;

     (54) the unpaid principal balance of the Mortgage Loan;

     (55) with respect to any modification agreement, the modification type; and

     (56) with respect to each DAD Loan (as defined in Section 7(29)), the dividend rate and the reserved amount.

With respect to the Mortgage Loan Package in the aggregate, the Final Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:

     (1)  the number of Mortgage Loans;

     (2)  the current principal balance of the Mortgage Loans;

     (3)  the weighted average Mortgage Interest Rate of the Mortgage Loans; and

     (4)  the weighted average maturity of the Mortgage Loans.

Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Final Mortgage Loan Schedule with respect to the related Mortgage Loan Package.


                                     E-1-4

                                   EXHIBIT 2

                              SELLER'S INFORMATION

     All information in the Prospectus Supplement described under the following
Sections: "Summary--The Mortgage Loans," "The Mortgage Pool" and "Annex II--The Mortgage Pool."


                                     E-2-1

                                   EXHIBIT 3

                             PURCHASER'S INFORMATION

     All information in the Prospectus Supplement and the Prospectus, except the Seller's Information.


                                     E-3-1

                                   EXHIBIT 4

                         CONTENTS OF EACH MORTGAGE FILE

                            [Intentionally Omitted]

                                     E-4-1

                                    EXHIBIT 5

          APPENDIX E -- STANDARD & POOR'S PREDATORY LENDING CATEGORIES

                                                          REVISED April 18, 2006

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                         Name of Anti-Predatory                 Category under Applicable
    State/Jurisdiction                 Lending Law/Effective Date               Anti-Predatory Lending Law
    ------------------      ------------------------------------------------   ---------------------------
Arkansas                    Arkansas Home Loan Protection Act, Ark.            High Cost Home Loan
                            Code Ann. Sections 23-53-101 et seq.

                            Effective July 16, 2003

Cleveland Heights, OH       Ordinance No. 72-2003 (PSH), Mun. Code             Covered Loan
                            Sections 757.01 et seq.

                            Effective June 2, 2003

Colorado                    Consumer Equity Protection, Colo. Stat.            Covered Loan
                            Ann. Sections 5-3.5-101 et seq.

                            Effective for covered loans offered or
                            entered into on or after January 1, 2003.
                            Other provisions of the Act took effect on June 7, 2002

Connecticut                 Connecticut Abusive Home Loan Lending              High Cost Home Loan
                            Practices Act, Conn. Gen. Stat. Sections 36a-746
                            et seq.

                            Effective October 1, 2001

District of Columbia        Home Loan Protection Act, D.C. Code                Covered Loan
                            Sections 26-1151.01 et seq.

                            Effective for loans closed on or after
                            January 28, 2003




                                     E-5-1

                                         Name of Anti-Predatory                 Category under Applicable
    State/Jurisdiction                 Lending Law/Effective Date               Anti-Predatory Lending Law
    ------------------      ------------------------------------------------   ---------------------------
Florida                     Fair Lending Act, Fla. Stat. Ann.                  High Cost Home Loan
                            Sections 494.0078 et seq.

                            Effective October 2, 2002

Georgia (Oct. 1, 2002       Georgia Fair Lending Act, Ga. Code Ann.            High Cost Home Loan
-- Mar. 6, 2003)            Sections 7-6A-1 et seq.

                            Effective October 1, 2002 -- March 6, 2003

Georgia as amended          Georgia Fair Lending Act, Ga. Code Ann.            High Cost Home Loan
(Mar. 7, 2003 -- current)   Sections 7-6A-1 et seq.

                            Effective for loans closed on or after
                            March 7, 2003

HOEPA Section 32            Home Ownership and Equity Protection Act of        High Cost Loan
                            1994, 15 U.S.C. Section 1639, 12 C.F.R.
                            Sections 226.32 and 226.34

                            Effective October 1, 1995, amendments
                            October 1, 2002

Illinois                    High Risk Home Loan Act, Ill. Comp. Stat.          High Risk Home Loan
                            tit. 815, Sections 137/5 et seq.

                            Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage
                            License Act effective from May 14, 2001)

Kansas                      Consumer Credit Code, Kan. Stat. Ann.              High Loan to Value Consumer
                            Sections 16a-1-101 et seq.                         Loan (id. Section
                                                                               16a-3-207) and;

                            Sections 16a-1-301 and 16a-3-207 became            High APR Consumer Loan (id.
                            effective April 14, 1999; Section                  Section 16a-3-308a)
                            16a-3-308a became effective July 1, 1999

Kentucky                    2003 KY H.B. 287 -- High Cost Home Loan            High Cost Home Loan
                            Act, Ky. Rev. Stat. Sections 360.100 et seq.

                            Effective June 24, 2003




                                     E-5-2

                                         Name of Anti-Predatory                 Category under Applicable
    State/Jurisdiction                 Lending Law/Effective Date               Anti-Predatory Lending Law
    ------------------      ------------------------------------------------   ---------------------------
Maine                       Truth in Lending, Me. Rev. Stat. tit. 9-A,         High Rate High Fee Mortgage
                            Sections 8-101 et seq.

                            Effective September 29, 1995 and as amended from time to time

Massachusetts               Part 40 and Part 32, 209 C.M.R.                    High Cost Home Loan
                            Sections 32.00 et seq. and 209 C.M.R.
                            Sections 40.01 et seq.

                            Effective March 22, 2001 and amended from time to time

Nevada                      Assembly Bill No. 284, Nev. Rev. Stat.             Home Loan
                            Sections 598D.010 et seq.

                            Effective October 1, 2003

New Jersey                  New Jersey Home Ownership Security Act of          High Cost Home Loan
                            2002, N.J. Rev. Stat. Sections 46:10B-22 et seq.

                            Effective for loans closed on or after
                            November 27, 2003

New Mexico                  Home Loan Protection Act, N.M. Rev. Stat.          High Cost Home Loan
                            Sections 58-21A-1 et seq.

                            Effective as of January 1, 2004; Revised as of February 26, 2004

New York                    N.Y. Banking Law Article 6-l                       High Cost Home Loan

                            Effective for applications made on or after April 1, 2003

North Carolina              Restrictions and Limitations on High Cost          High Cost Home Loan
                            Home Loans, N.C. Gen. Stat. Sections 24-1.1E et
                            seq.

                            Effective July 1, 2000; amended October 1,
                            2003 (adding open-end lines of credit)


                                     E-5-3

                                         Name of Anti-Predatory                 Category under Applicable
    State/Jurisdiction                 Lending Law/Effective Date               Anti-Predatory Lending Law
    ------------------      ------------------------------------------------   ---------------------------
Ohio                        H.B. 386 (codified in various sections of          Covered Loan
                            the Ohio Code), Ohio Rev. Code Ann.
                            Sections 1349.25 et seq.

                            Effective May 24, 2002

Oklahoma                    Consumer Credit Code (codified in various          Subsection 10 Mortgage
                            sections of Title 14A)

                            Effective July 1, 2000; amended effective
                            January 1, 2004

South Carolina              South Carolina High Cost and Consumer Home         High Cost Home Loan
                            Loans Act, S.C. Code Ann. Sections 37-23-10 et
                            seq.

                            Effective for loans taken on or after
                            January 1, 2004

West Virginia               West Virginia Residential Mortgage Lender,         West Virginia Mortgage Loan
                            Broker and Servicer Act, W. Va. Code Ann.          Act Loan
                            Sections 31-17-1 et seq.

                            Effective June 5, 2002

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

                                         Name of Anti-Predatory                 Category under Applicable
    State/Jurisdiction                 Lending Law/Effective Date               Anti-Predatory Lending Law
    ------------------      ------------------------------------------------   ---------------------------
Georgia (Oct. 1, 2002       Georgia Fair Lending Act, Ga. Code Ann.            Covered Loan
-- Mar. 6, 2003)            Sections 7-6A-1 et seq.

                            Effective October 1, 2002 -- March 6, 2003

New Jersey                  New Jersey Home Ownership Security Act of          Covered Home Loan
                            2002, N.J. Rev. Stat. Sections 46:10B-22 et seq.

                            Effective November 27, 2003 -- July 5, 2004


                                     E-5-4

STANDARD & POOR'S HOME LOAN CATEGORIZATION

                                         Name of Anti-Predatory                 Category under Applicable
    State/Jurisdiction                 Lending Law/Effective Date               Anti-Predatory Lending Law
    ------------------      ------------------------------------------------   ---------------------------
Georgia (Oct. 1, 2002       Georgia Fair Lending Act, Ga. Code Ann.            Home Loan
-- Mar. 6, 2003)            Sections 7-6A-1 et seq.

                            Effective October 1, 2002 -- March 6, 2003

New Jersey                  New Jersey Home Ownership Security Act of          Home Loan
                            2002, N.J. Rev. Stat. Sections 46:10B-22 et seq.

                            Effective for loans closed on or after
                            November 27, 2003

New Mexico                  Home Loan Protection Act, N.M. Rev. Stat.          Home Loan
                            Sections 58-21A-1 et seq.

                            Effective as of January 1, 2004; Revised as of February 26, 2004

North Carolina              Restrictions and Limitations on High Cost          Consumer Home Loan
                            Home Loans, N.C. Gen. Stat. Sections 24-1.1E et
                            seq.

                            Effective July 1, 2000; amended October 1,
                            2003 (adding open-end lines of credit)

South Carolina              South Carolina High Cost and Consumer Home         Consumer Home Loan
                            Loans Act, S.C. Code Ann. Sections 37-23-10 et
                            seq.

                            Effective for loans taken on or after
                            January 1, 2004



                                     E-5-5

                                   Schedule A



                             MORTAGE LOAN SCHEDULE

                            [Intentionally Omitted]

                                   Schedule B

                 REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

                              Offered Certificates

   Class     Moody's   S&P
----------   -------   ---
Class A-1      Aaa     AAA
Class A-2A     Aaa     AAA
Class A-2B     Aaa     AAA
Class A-2C     Aaa     AAA
Class R        N/R     AAA
Class M-1      Aa1     AA+
Class M-2      Aa2     AA+
Class M-3      Aa3     AA+
Class M-4       A1     AA+
Class M-5       A2     AA+
Class M-6       A3      AA
Class B-1      Baa1     AA
Class B-2      Baa2    AA-
Class B-3      Baa3    AA-

     None of the above ratings has been lowered since the respective dates of such letters.





                                      B-1